UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 13, 2013, J. C. Penney Company, Inc. (the “Company”) entered into a Registration Rights Agreement with Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC, William A. Ackman and certain affiliated Pershing Square funds (collectively, the “Holders”).  Pursuant to the Registration Rights Agreement, the Holders may make up to four requests to the Company to register the sale of the Company’s common stock beneficially owned by the Holders, subject to the limitations and conditions provided in the Registration Rights Agreement.  The Registration Rights Agreement also provides certain piggyback registration rights to the Holders.  The registration rights provided in the Registration Rights Agreement terminate when the Holders collectively beneficially own less than 5% of the Company’s common stock.  The Registration Rights Agreement contains customary indemnification provisions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibit 10.1	Registration Rights Agreement dated August 13, 2013 with J. C.
Penney Company, Inc., Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC, William A. Ackman and certain affiliated Pershing Square funds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  August 15, 2013

                                             EXHIBIT INDEX

Exhibit Number                       Description

10.1                                         Registration Rights Agreement dated August 13, 2013 with J. C.
Penney Company, Inc., Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC, William A. Ackman and certain affiliated Pershing Square funds